NPC INTERNATIONAL, INC
        NON-QUALIFIED EXECUTIVE DEFERRED COMPENSATION PLAN

     NPC International, Inc. (the "Company") establishes the NPC International, Inc. Non-Qualified Executive Deferred Compensation Plan, as set forth herein, effective December 1, 1998. The purpose of the Plan is to provide additional incentive and retirement security for the benefit of certain key management employees of the Company.

     The Plan is an unfunded plan of deferred compensation for a select group of management and/or highly compensated employees of the Company intended to be is exempt from the provisions of Parts 2, 3 and 4 Title I, Subtitle B of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                             ARTICLE I
                            DEFINITIONS

     As used herein, the following words and phrases shall have the meaning indicated unless otherwise defined or required by the context:

     "Account"  shall  mean  the  total  amount  credited   to   a
Participant under the Plan.

     "Administrator" shall mean the Stock Option and Compensation Committee of the Board of Directors.

     "Beneficiary" shall mean such person or persons designated by a Participant in writing, on forms provided by the Administrator, to receive any benefit payable under the Plan upon the death of such Participant. If the Administrator has received no valid Beneficiary designation prior to the death of a particular Participant or no such designated Beneficiary survives such Participant, any such benefit shall be payable in a lump sum to the estate of such Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Company" shall mean NPC International, Inc., its successors and assigns.

     "Due Cause" shall mean, with respect to the basis for Termination of Employment: (i) the conviction (by plea bargain, trial or otherwise) of a particular Participant for fraud, embezzlement, theft, misappropriation or any other crime or act involving moral turpitude; or (ii) a civil judgment against a particular Participant and for the Company and/or its shareholders, officers or directors, for fraud, embezzlement, or similar act.

     "Effective Date" of the Plan shall mean December 1, 1998.

     "Executive" shall mean any highly compensated and/or management employee of the Company who has been identified by the Administrator, from time to time, as eligible to become a Participant, as indicated at Schedule A of the Plan.

     "Participant" shall mean an Executive who has become a Participant as provided under Article II.

      "Payment Schedule" shall mean the document bearing that heading attached to this Plan describing the terms under which distributions shall be made to each individual Participant.

     "Plan" shall mean the NPC International, Inc. Non-Qualified Executive Deferred Compensation Plan as contained herein and as amended from time to time.

     "Plan Year" shall mean the twelve month period, beginning June 1 and ending May 31, with the initial year being a short period beginning December 1, 1998 and ending May 31, 1999.

     "Termination of Employment" shall occur when a Participant's employment by the Company ceases for any reason, including due to mental and/or physical disability.

                            ARTICLE II
                   ELIGIBILITY AND PARTICIPATION

     The Board in its sole discretion shall select and notify those Executives who are eligible to become Participants.

                            ARTICLE III
                             ACCOUNTS

     The Administrator shall establish and maintain an Account for bookkeeping purposes in the name of each Participant, to which the Administrator shall reflect Participant credits from time to time in accordance with this Plan and the Payment Schedules.

                            ARTICLE IV
                             BENEFITS

     Section 4.01 General. Except as otherwise provided below, a Participant shall be entitled to payment of a benefit as described in the Payment Schedule for that particular Participant.

     Section 4.02 Death Benefit. In the event of the Termination of Employment of a Participant by reason of his death, his Beneficiary thereupon shall be entitled to a benefit amount (net of tax withholding and loan repayments described at Section
5.02 hereof) equal to the sum of: (i) the vested portion of his Account as described in the Payment Schedule for that particular Participant, and (ii) the proceeds of policies owned by the Company pursuant to this Plan and/or the Payment Schedules insuring the life of said Participant. Participant's Beneficiary is not entitled to receive or share in the proceeds, or receive an amount equivalent to the proceeds, of any other insurance policies on the life of the Participant owned by the Company, such as, but not limited to, key-man insurance.

                             ARTICLE V
                        PAYMENT OF BENEFITS

     Section 5.01 Receipt or Release. Before payment of any benefit hereunder, the Administrator may require that the subject Participant or Beneficiary apply for the benefit in writing, and the Administrator may require such Participant, Beneficiary or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor.

     Section  5.02   Payments  to  Plan  Participants  and   Their
Beneficiaries.

          (a)    The  Company  shall  deliver  to   each
          Participant    a   schedule   (the    "Payment
          Schedule")  that  indicates:  (i)  the  amount
          payable  in  respect of said Plan  Participant
          (and his or her Beneficiaries), which will  be
          reduced  by any amount to be withheld for  the
          payment of any federal, state or local income,
          F.I.C.A., Medicare, excise or other applicable
          taxes,  including but not limited to  "golden"
          or  excess parachute payment taxes under  Code
          Section  4999;  (ii) the form  in  which  such
          amount is to be paid (as provided or available
          under  this  Plan);  and  (iii)  the  time  of
          commencement  for  payment  of  such  amounts.
          Except  as  otherwise  provided  herein,   the
          Administrator shall make the net  payments  to
          the  Plan Participants and their Beneficiaries
          in accordance with such Payment Schedules. The
          Administrator shall withhold or  cause  to  be
          withheld  the  applicable taxes for  F.I.C.A.,
          Medicare,  income, excise, etc. (as determined
          by  the Company) from the amounts described in
          the  Payment Schedules, and the Company  shall
          make  provision  and  be responsible  for  the
          reporting  of  the  withheld  taxes   to   the
          appropriate taxing authorities.

          (b)   It is recognized by the Company and  all
          Participants that some of the taxes  described
          in the immediately preceding paragraph (a) may
          become  due  and  payable prior  to  the  date
          distributions are made pursuant to  this  Plan
          and  the  Payment Schedule(s)  (i.e.,  due  to
          vesting  of  benefits) ("Phantom Taxes").   In
          that event, the Company shall make an interest-
          free  loan to each affected Participant  equal
          to the total amount of the employee portion of
          such  Phantom Taxes.  The principal amount  of
          said  loan  shall be deducted from the  Vested
          Benefit Amount (without any adjustment for the
          time value of money) prior to the distribution
          described  in  paragraph  D  of  the   Payment
          Schedule for the affected Participant.  At the
          end  of  each year such a loan is outstanding,
          the  Participant  shall  have  added  to  said
          Participant's IRS Form W-2 an amount equal  to
          the imputed interest at the Applicable Federal
          Rate ("AFR") compounded annually for said loan
          amount.   For example the AFR for a  long-term
          loan (a term exceeding 9 years) compounded annually was 5.25% in the month of December
          1998.

          (c)   The  entitlement of a  Plan  Participant
          and/or  his  or her Beneficiaries to  benefits
          under  the  Plan  shall be determined  by  the
          Administrator  or  such  party  as  it   shall
          designate, and any claim for such benefits shall be considered and reviewed under the procedures set out in Article VI hereof.

          (d)   With the exception of the death  benefit
          described in Section 4.02 of the Plan,  in  no
          event shall the Company be obligated to pay  a
          "total  amount" exceeding the "Vested  Benefit
          Amount" (as defined in the Payments Schedules)
          plus  the  employer's portion of F.I.C.A.  and
          Medicare   taxes.    For  purposes   of   this
          paragraph,  the  "total amount"  paid  by  the
          Company   shall   include  all   net   amounts
          distributed to a Participant, his successors and assigns, plus all amounts withheld by the Company for payment to tax authorities.

                            ARTICLE VI
                        PLAN ADMINISTRATION

     Section 6.01 Authority of Administrator. The Administrator shall administer, construe and interpret the Plan, in its sole discretion. The construction and interpretation of any provision of the Plan by the Administrator shall be final and binding upon all persons.

     Section 6.02 Delegation. The Administrator may, in its sole discretion, delegate any of its duties under the Plan to a committee comprised of no fewer than three officers or other employees of the Company.

     Section 6.03 Records and Rules. The Administrator shall keep written records sufficient to reflect the identity of all Participants and their Account balances. It shall adopt such rules as it shall deem reasonable and appropriate to the administration of the Plan.

     Section 6.04 Claims Procedure. Claims for benefits under the Plan shall be filed with the Administrator on forms supplied by the Administrator. If the Administrator determines that a claim of a Participant or Beneficiary shall be denied, then the following provisions shall govern:

          (a)  Disposition of Claim.  Written notice  of
          the  disposition of a claim shall be furnished
          to  the  claimant with ninety (90) days  after
          the   application   is  filed.    If   special
          circumstances  require an  extension  of  time
          beyond  an  additional  sixty  (60)  days  for
          processing the initial claim, a written notice
          of  the  extension  and the  reason  therefore
          shall be furnished to the claimant before  the
          end  of the initial ninety-day period.  In  no
          event  shall such extension extend beyond  the
          additional  sixty (60) days.  If  a  claim  is
          denied,  the  Administrator shall provide  the
          claimant with written notice setting forth (i)
          the  specific  reason  for  the  denial,  (ii)
          specific    reference   to   pertinent    Plan
          provisions  upon  which the denial  is  based,
          (iii) a description of any additional material or information necessary for the claimant to perfect the claim, and (iv) an explanation of the claimant's rights with respect to the claims review procedure.

          (b)   Claims Review.  If a claim for  benefits
          is  denied  or  if  the claimant  has  had  no
          response to such claim within ninety (90) days
          of its submission (in which case the claim for
          benefits shall be deemed to have been denied),
          the    claimant   or   his   duly   authorized
          representative shall, upon written notice of such denial, have the right to (i) request a review of the denial of benefits by written notice delivered to the Administrator within sixty (60) days of the receipt of written notice of denial or sixty (60) days from the date the claim is deemed to be denied, (ii) review pertinent documents, and (3) submit issues and comments in writing.

          (c)   Decision  on Review.  The  Administrator
          shall,  upon receipt of a request  for  review
          submitted  by the claimant in accordance  with
          subsection (b), appoint such person or persons
          (review panel), in its complete discretion, to
          conduct  such  review,  and  to  provide   the
          claimant  with written notice of the  decision
          reached by the review panel setting forth  the
          specific   reasons   for  the   decision   and
          references to the provisions of the Plan  upon
          which  the  decision  is based.   Such  notice
          shall  be delivered to the claimant not  later
          than sixty (60) days following the receipt  of
          the    claimant's    request,    unless    the
          Administrator  determines that  a  hearing  is
          needed.   If an extension of time is  required
          to  conduct a hearing, written notice  of  the
          extension  shall be furnished to the  claimant
          before the end of the original sixty (60)  day
          period.   If  the decision on  review  is  not
          furnished within the time specified above, the claim shall be deemed denied on review.

     Section 6.05 Correction of Errors. If an error in calculation or administration results in any Participant and/or
Beneficiary receiving from the Plan more or less than he should receive, the Administrator, upon discovery of such error, shall correct the error by adjusting, as far as is practicable, the payments in such a manner that the benefits to which such person was correctly entitled shall be paid.

                            ARTICLE VII
                  PLAN AMENDMENT AND TERMINATION

     The Board, in its discretion, shall have the right at any time to modify, alter, and/or amend the Plan in whole or in part by resolution communicated to all then current Participants not later than sixty (60) days following adoption. No amendment shall have the effect of reducing a Participant's benefit accrued/vested (as provided in the Payment Schedule for that Participant) to the date of the amendment, including but not limited to lengthening the vesting schedule or reducing the Full Benefit Amount (as defined in the Payment Schedule for that Participant); except that this Plan cannot be terminated without the prior written consent of all persons who are then Participants. If there are no Participant Accounts at a given point in time, then the Board may terminate the Plan in its sole discretion.

                           ARTICLE VIII
                     MISCELLANEOUS PROVISIONS

     Section 8.01 Employment Rights. No provision of the Plan shall be deemed to amend, alter, abridge or limit any managerial right of the Company, including but not limited to Company's right to terminate the employment of any employee and/or Participant at any time and for any reason. Further, no provision of the Plan shall be deemed to give any employee and/or Participant the right to be retained in employment. By participation in the Plan, each Participant, on behalf of himself, his heirs, assigns and
Beneficiary, shall be deemed conclusively to have agreed to and accepted the terms and conditions of the Plan.

     Section 8.02 Nonalienation of Benefits. Except as otherwise provided by law, no benefit or distribution under the Plan shall be subject either to the claim of any creditor of a Participant and/or Beneficiary, or to attachment, garnishment, levy, execution or other legal or equitable process by any creditor of such person, and no such person shall have any right to alienate, anticipate or assign all or any portion of any benefit or distribution under the Plan. The Plan shall not be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

     If benefits of any Participant and/or Beneficiary are garnished or attached, the Administrator may seek a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of such action, any benefits that become payable may be paid into the court to be distributed by the court as it deems proper at the conclusion of the action.

     Section  8.03    Withholding and  Deductions.   As  noted  in
Section 5.02(a) hereof, all payments made by the Company or Trustee under the Plan to any Participant and/or Beneficiary shall be subject to applicable withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to a Beneficiary, the delivery to the Administrator of all necessary waivers, qualifications and other documentation. Determinations by the Administrator as to withholding with respect thereto shall be binding on the Participant and any Beneficiary.

     Section 8.04 Incapacity. If any Beneficiary is a minor, or is in the judgment of the Administrator otherwise legally incapable of receiving and giving a valid receipt for any payment due him hereunder, the Administrator may, unless and until a claim shall have been made by a guardian or conservator of such person duly appointed by a court of competent jurisdiction, make payment to such person's spouse, child, patent, brother or sister, or other person deemed by the Administrator to be a proper person to receive such payment. Any payment so made shall be a complete discharge of any liability under the Plan for such payment.

     Section 8.05 Effect of Invalidity of Provision. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

     Section 8.06 Rights of Participants and Beneficiaries. The Plan shall at all times constitute an unsecured promise of the
Company to pay benefits under the Plan as they come due. The right of a Participant or Beneficiary to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. A Participant or Beneficiary shall have no claim against or rights in any specific assets of the Company and all assets that may be titled or denominated as being held by or for the Plan shall be deemed general assets of the Company.

     Section 8.07 Discretion of Administrator. The Administrator shall have the sole and absolute discretion to take or not to take such actions as may be necessary or appropriate for the administration of the Plan. The exercise of such discretion shall not be subject to question or review by any person, unless the Administrator's exercise of discretion was arbitrary and capricious.

     Section 8.08 Construction. In the construction of the Plan, the masculine shall include the feminine and the singular the plural in all cases where such meanings would be appropriate.

     Section 8.09 Controlling Law. The Law of the State of Kansas shall be the controlling state law in all matters relating to the Plan and shall apply to the extent that it is not preempted by federal law.


     IN WITNESS WHEREOF, the Company has caused this Plan to be signed by its duly authorized officer and adopted this _____ day of _______________, 1999.


                              NPC INTERNATIONAL, INC.


                              By:

                              Title:

ATTEST:


___________________________________


                            SCHEDULE A

                      NPC INTERNATIONAL, INC.
        NON-QUALIFIED EXECUTIVE DEFERRED COMPENSATION PLAN



     The following are Executives eligible to become Participants under the NPC International, Inc. Non-Qualified Executive Deferred Compensation Plan with respect to Plan Years beginning with the Effective Date and thereafter:

                         JAMES K. SCHWARTZ
                           TROY D. COOK



                         PAYMENT SCHEDULE


      A. The full benefit amount potentially distributable to James K. Schwartz ("Participant") or his successors and assigns, from the NPC International, Inc. ("Company") Non-Qualified Executive Deferred Compensation Plan ("Plan") shall be Ten Million and 00/100 Dollars ($10,000,000.00) ("Full Benefit Amount"). All references herein to "years of service" refer to the time period subsequent to the effective date of the Plan, and this term only includes years in which Participant is employed by Company (whether under current ownership or new ownership, as described in Paragraph C) on the last day of the Plan year, with the initial Plan year beginning December 1, 1998 and ending May 31, 1999 (for which Participant would be credited 1/2 year of service), and all subsequent Plan years being twelve-month periods ending May 31. The vested benefit schedule ("Vested Benefit Schedule") for Participant is as follows:


Years of Service Completed
After Plan Effective Date               Vested Percentage

Less than 4 1/2                                    0%
4 1/2                                             15%
9 1/2                                             50%
12                                              62.5%
14 1/2                                            75%
17                                              87.5%
19 1/2                                           100%

       This Vested Benefit Schedule shall apply even if Participant's employment with Company is terminated for Due Cause (as defined in the Plan document). There is no interim year vesting other than stated above. For example, if Participant has completed 9 years of service, his vested percentage is still 15% until he completes 9 1/2 years of service.

     B. Upon a change of control of Company, as defined in Paragraph C below, the Vested Benefit Schedule shall be superceded by the following:

    (1) If Participant's employment is terminated by Company's new ownership for any reason, including Due Cause, and Partici-pant has completed 9 1/2 years of service, Participant is automatically 100% vested.

    (2) If Participant's employment is terminated by Company's new ownership and Participant has completed at least 4 1/2 years of service, but less than 9 1/2 years of service (the "5 Year Interim Period"), Participant is automatic-ally 100% vested in the event either of the following occurs during the 5 Year Interim Period:

          (a) Company terminates Participant's employment for any reason other than for Due Cause; or

          (b)  Company's new ownership does not retain
               Participant at a position and compensation level that is equal to or greater than what Participant enjoys immediately prior to the change of control.

     (3) If Participant's employment is terminated by Company's new ownership before Participant has completed 4 1/2 years of service (the "4 1/2 Year Initial Period"), Participant will be automatically 15% vested in the event either of the following events occur during the 4 1/2 Year Initial Period:

          (a) Company's new ownership terminates Participant's employment for any reason other than for Due
              Cause; or

          (b) Company's new ownership does not retain Partici-pant at a position and compensation level that
              is equal to or greater  than  what   Participant
              enjoys immediately prior to the change of control.

     C. A "change of control", for purposes of the Plan and this Payment Schedule, occurs when the interests in Company owned by Gene Bicknell, his spouse, any of his lineal descendants, and any entity at least 50% owned by any of such persons, are reduced (regardless of whether by merger, sale, or other means) to less than 10% of the level of such interests as of December 1, 1998, and the proceeds of any such reduction are distributed to Company's shareholders. This provision will also be effective if substantially all (i.e., 90% or more) of the assets of Company are sold or refinanced, and either: (i) a majority of the asset sale or refinancing proceeds are distributed to the Company's shareholders, or (ii) the Company is liquidated.

     D. The Full Benefit Amount multiplied by Participant's vested percentage (as provided above, with the product of that calculation being Participant's "Vested Benefit Amount") shall be distributable to Participant net of any (i) taxes withheld as described in Section 5.02(a) of the Plan, and (ii) interest free loan repayments as described in Section 5.02(b) of the Plan. This net amount shall be distributed as soon as administratively feasible after termination of Participant's employment with Company (including by death, in which case the Vested Benefit Amount shall be distributed to the beneficiary or beneficiaries designated by Participant). If Participant completes 19 1/2 years of service but continues beyond that period as an employee of Company, then the Full Benefit Amount shall be increased to include any earnings subsequent to completion of 19 1/2 years of service on the assets held by Company with respect to Participant's Plan account, reduced by any taxes paid by Company with respect to said earnings. However, Participant shall have no right to withdraw any of these funds or the earnings therefrom, and said funds shall continue to be subject to the claims of Company's general creditors, until the termination of Participant's employment with Company. If any portion of the Full Benefit Amount remains in a Plan account attributable to this particular Participant, as distinguished from Plan account(s) attributable to other Plan participants, after distribution of the Vested Benefit Amount to Participant (with this remainder referred to as the "Excess Benefit"), then said Excess Benefit shall be released by the Plan to Company as soon as administratively feasible. If there are insufficient assets in Participant's Plan account to pay the full Vested Benefit Amount when due, the Company shall make up the shortfall from its other assets. In the event Participant dies while Participant is participating in the Plan, Company shall distribute to Participant's designated beneficiary an amount equal to the death benefit described at
Section 4.02 of the Plan.

     E. Company shall keep in force at all times Participant is an employee of Company, one or more insurance policies insuring Participant's life, which policy or policies shall collectively represent a death benefit of no less than Five Million and 00/100 Dollars ($5,000,000.00). However, Company shall be the sole applicant, owner and beneficiary of all such life insurance policies, and said policies (including their cash surrender values, if any, and death benefits) shall be subject to the claims of Company's general creditors. Further, no representation has been made to Participant by the Plan Administrator or Company that said policy or policies will be used only to provide Plan benefits. Company shall at all times have sole discretion regarding the amount and timing of premium payments for said policy or policies on Participant's life.

                         PAYMENT SCHEDULE

      A. The full benefit amount potentially distributable to Troy D. Cook ("Participant") or his successors and assigns, from the NPC International, Inc. ("Company") Non-Qualified Executive Deferred Compensation Plan ("Plan") shall be Seven Million and 00/100 Dollars ($7,000,000.00) ("Full Benefit Amount"). All references herein to "years of service" refer to the time period subsequent to the effective date of the Plan, and this term only includes years in which Participant is employed by Company (whether under current ownership or new ownership, as described in Paragraph C) on the last day of the Plan year, with the initial Plan year beginning December 1, 1998 and ending May 31, 1999 (for which Participant would be credited 1/2 year of service), and all subsequent Plan years being twelve-month periods ending May 31. The vested benefit schedule ("Vested Benefit Schedule") for Participant is as follows:

Years of Service Completed
After Plan Effective Date               Vested Percentage

Less than 4 1/2                                    0%
4 1/2                                             15%
9 1/2                                             50%
12                                              62.5%
14 1/2                                            75%
17                                              87.5%
19 1/2                                           100%

       This Vested Benefit Schedule shall apply even if Participant's employment with Company is terminated for Due Cause (as defined in the Plan document). There is no interim year vesting other than stated above. For example, if Participant has completed 9 years of service, his vested percentage is still 15% until he completes 9 1/2 years of service.

     B. Upon a change of control of Company, as defined in Paragraph C below, the Vested Benefit Schedule shall be superceded by the following:

     (1) If Participant's employment is terminated by Company's new ownership for any reason, including Due Cause, and Participant has completed 9 1/2 years of service, Participant is automatically 100% vested.

     (2) If Participant's employment is terminated by Company's new ownership and Participant has completed at least 4 1/2 years of service, but less than 9 1/2 years of service (the "5 Year Interim Period"), Participant is automatically 100% vested in the event either of the following occurs during the 5 Year Interim Period:

          (a) Company terminates Participant's employment for any reason other than for Due Cause; or

          (b) Company's new ownership does not retain Partici-pant at a position and compensation level that is equal to or greater than what Participant enjoys immediately prior to the change of control.

          If  neither  (a) nor (b) applies, the original  Vested
          Benefit Schedule in paragraph A above shall continue to apply.

     (3) If Participant's employment is terminated by Company's new ownership before Participant has completed 4 1/2 years of service (the "4 1/2 Year Initial Period"), Participant will be automatically 15% vested in the event either of the following events occur during the 4 1/2 Year Initial
          Period:

          (a) Company's new ownership terminates Participant's employment for any reason other than for Due Cause;
              or

          (b) Company's new ownership does not retain Participant at a position and compensation level that is equal to or greater than what Participant enjoys immediat-ely prior to the change of control.

     C. A "change of control", for purposes of the Plan and this Payment Schedule, occurs when the interests in Company owned by Gene Bicknell, his spouse, any of his lineal descendants, and any entity at least 50% owned by any of such persons, are reduced (regardless of whether by merger, sale, or other means) to less than 10% of the level of such interests as of December 1, 1998, and the proceeds of any such reduction are distributed to Company's shareholders. This provision will also be effective if substantially all (i.e., 90% or more) of the assets of Company are sold or refinanced, and either: (i) a majority of the asset sale or refinancing proceeds are distributed to the Company's shareholders, or (ii) the Company is liquidated.

     D. The Full Benefit Amount multiplied by Participant's vested percentage (as provided above, with the product of that calculation being Participant's "Vested Benefit Amount") shall be distributable to Participant net of any (i) taxes withheld as described in Section 5.02(a) of the Plan, and (ii) interest free loan repayments as described in Section 5.02(b) of the Plan. This net amount shall be distributed as soon as administratively feasible after termination of Participant's employment with Company (including by death, in which case the Vested Benefit Amount shall be distributed to the beneficiary or beneficiaries designated by Participant). If Participant completes 19 1/2 years of service but continues beyond that period as an employee of Company, then the Full Benefit Amount shall be increased to include interest at a rate determined by the Plan Administrator. However, Participant shall have no right to demand any of these funds, and said funds shall continue to be subject to the claims of Company's general creditors, until the termination of Participant's employment with Company. If any portion of the Full Benefit Amount remains credited to a Plan account attributable to this particular Participant, as distinguished from Plan account(s) attributable to other Plan participants, after distribution of the Vested Benefit Amount to Participant (with this remainder referred to as the "Excess Benefit"), then said Excess Benefit shall be released by the Plan to Company as soon as administratively feasible. In the event Participant dies while Participant is participating in the Plan, Company shall distribute to Participant's designated beneficiary an amount equal to the death benefit described at Section 4.02 of the Plan.

     E. Company shall keep in force at all times Participant is an employee of Company, one or more insurance policies insuring Participant's life, which policy or policies shall collectively represent a death benefit of no less than Five Million and 00/100 Dollars ($5,000,000.00). However, Company shall be the sole applicant, owner and beneficiary of all such life insurance policies, and said policies (including their cash surrender values, if any, and death benefits) shall be subject to the claims of Company's general creditors. Further, no representation has been made to Participant by the Plan Administrator or Company that said policy or policies, or any other specific assets of Company, will be used only to provide Plan benefits. Company shall at all times have sole discretion regarding (1) the amount and timing of premium payments for said policy or policies on Participant's life, and (2) whether any specific assets are anticipated or nonbindingly designated to be used to satisfy Company's obligations under the Plan and this Payment Schedule. Nevertheless, Company recognizes and acknowledges that its obligations to Participant pursuant to the Plan and this Payment Schedule, are now and remain binding on Company even if no specific assets are designated for purposes of satisfying said obligations.